UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, Route d’Arlon

L-1150 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On November 15, 2013, Altisource Portfolio Solutions S.A. (“Parent”) and its wholly-owned subsidiary, Altisource Solutions S.à r.l. (the “Purchaser”), completed the acquisition of all of the outstanding limited liability company interests of Equator, LLC, a California limited liability company (“Equator”), pursuant to the previously reported Purchase and Sale Agreement dated as of August 19, 2013 (the “Purchase Agreement”) by and among Parent, the Purchaser, Christopher L. Saitta, Mark A. McKinley and various trusts created by and for the benefit of Saitta’s and McKinley’s families (collectively, the “Sellers”).

Pursuant to the terms of the Purchase Agreement, the Purchaser paid approximately $63.1 million at closing in cash (net of closing working capital adjustments), subject to certain post-closing adjustments based on current assets and current liabilities of Equator at closing, to be settled within 90 days of the closing date.  Additionally, the Purchase Agreement provides for the payment of up to $80.0 million in potential additional consideration (the “Earn Out”). The Earn Out consideration is determined based on Equator Adjusted EBITA (as defined in the Purchase Agreement) in the three consecutive 12-month periods following closing. Up to $22.5 million of the Earn Out consideration can be earned in each of the first two 12-month periods, and up to $35.0 million can be earned in the third 12-month period. The Purchaser may, in its discretion, pay up to 20% of each payment of any Earn Out consideration in shares of Parent restricted stock, with the balance to be paid in cash.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 2.1 to Parent’s Current Report on Form 8-K filed on August 21, 2013.

Item 9.01                                           Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)         Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer

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